UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2026

Boot Barn Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36711	90-0776290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17100 Laguna Canyon Road, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 453-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BOOT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Boot Barn Holdings, Inc. (the “Company”) was held on August 26, 2026 (the “Effective Date”). At the Annual Meeting, the Company’s stockholders approved the Boot Barn Holdings, Inc. 2026 Equity Incentive Plan (the “Plan”) (see below). The Plan is a long-term incentive plan, pursuant to which the Company may grant awards of stock units, stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, stock awards, and other stock-based awards to employees (including executive officers), non-employee directors, and certain consultants and advisors who perform services for the Company or its subsidiaries. The Plan was adopted principally to serve as a successor plan to the Boot Barn Holdings, Inc. 2020 Equity Incentive Plan, as amended by Amendment No. 2021-1 to the Boot Barn Holdings, Inc. 2020 Equity Incentive Plan (the “Prior Plan”). No additional grants will be made under the Prior Plan on or after the Effective Date, and outstanding grants under the Prior Plan continue to be in effect according to their terms. The Plan will terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Company’s Board of Directors (the “Board”) or is extended by the Board with the approval of the stockholders.

The number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), authorized for issuance pursuant to the Plan is equal to (i) 1,000,000 newly authorized shares of Common Stock, plus (ii) the number of shares of Common Stock reserved for issuance under the Prior Plan that remain available for grant under the Prior Plan as of July 1, 2026, reduced by (iii) the number of shares of Common Stock underlying any awards granted under the Prior Plan after July 1, 2026 and prior to the Effective Date (the difference between (ii) and (iii), the “Rollover Shares”). As of the Effective Date, the maximum number of Rollover Shares that may be issued or transferred pursuant to awards under the Plan will not exceed 1,088,748 shares of Common Stock.

It is not possible to determine specific amounts and types of awards that may be granted to eligible participants under the Plan subsequent to the Annual Meeting because the grant and payment of such awards is subject to the discretion of the Compensation Committee of the Board.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the Company’s stockholders voted on four proposals and casted their votes as follows:

Proposal 1: Election of Directors

The stockholders elected all of management’s nominees for election as directors. The results of the vote taken were as follows:

Directors	For	Withheld	Broker Non-Vote
Chris Bruzzo	26,766,432	627,251	1,380,791
Eddie Burt	26,843,591	550,092	1,380,791
John Hazen	27,122,376	271,307	1,380,791
Lisa G. Laube	25,132,638	2,261,045	1,380,791
Anne MacDonald	26,703,012	690,671	1,380,791
Brenda I. Morris	26,551,802	841,881	1,380,791
Peter Starrett	24,048,823	3,344,860	1,380,791
Brad Weston	26,841,893	551,790	1,380,791

Proposal 2: Say-on-Pay

The stockholders voted for the adoption of the non-binding advisory resolution approving the fiscal 2026 compensation of the Company’s named executive officers. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Vote
27,036,041	334,861	22,781	1,380,791

Proposal 3: Boot Barn Holdings, Inc. 2026 Equity Incentive Plan

The stockholders voted to approve the Plan. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Vote
26,485,729	902,584	5,370	1,380,791

Proposal 4: Ratification of Appointment of Independent Auditor

The stockholders ratified the appointment, by the Audit Committee of the Board, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 27, 2027. The results of the vote taken were as follows.

For	Against	Abstain	Broker Non-Vote
28,153,209	611,986	9,279	N/A

Item 9.01Financial Statements and Exhibits.

Exhibit Number	Description
Exhibit 10.1	Boot Barn Holdings, Inc. 2026 Equity Incentive Plan.
Exhibit 104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOT BARN HOLDINGS, INC.

Date: August 27, 2026	By:	/s/ James M. Watkins
Name: James M. Watkins
Title: Chief Financial Officer and Secretary